Exhibit 99.1
MYR Group Acquires Powerline Plus Companies
Henderson, Colo., January 4, 2022 – MYR Group Inc. (“MYR” or “MYR Group”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced that its Canadian subsidiary, MYR Group Construction Canada, Ltd. has acquired all issued and outstanding shares of capital stock of Powerline Plus Ltd. and its affiliate (collectively, the “Powerline Plus Companies”). The Powerline Plus Companies together comprise a leading full-service electrical distribution construction company, founded in 1990 and headquartered in Toronto, Ontario. Over the last two years, the combined average annual revenues of the Powerline Plus Companies were approximately $80 million.
“The addition of the Powerline Plus Companies to MYR Group continues to strengthen our Transmission & Distribution segment service offerings and geographic reach, while expanding our market position as we continue to provide additional services to both new and existing customers,” said MYR Group’s President and CEO, Rick Swartz. “The Powerline Plus Companies bring a high-quality workforce and strong management team with decades of experience, who share our culture, values and commitment to delivering superior service to our customers through operational excellence. We expect that the Powerline Plus Companies' diverse project portfolio, strong reputation, design skills, civil solutions and other services will enhance our ability to capture projects. We are excited to welcome the employees of the Powerline Plus Companies to the MYR Group organization and look forward to making this a smooth transition.”
The Powerline Plus Companies will become MYR Group subsidiaries and will primarily operate as Powerline Plus.
About MYR Group Inc.
MYR Group is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments, and developers. For more information, visit myrgroup.com.
About the Powerline Plus Companies
The Powerline Plus Companies together comprise a full-service electrical distribution construction company headquartered in Toronto, Ontario. Established in 1990 by Ben Matin, the Powerline Plus Companies have grown in both size and stature, rapidly moving to the forefront of their industry. The scope of their operations has broadened accordingly, and encompasses engineering and design, civil, electrical and distributed generation and other services. The Powerline Plus Companies provide innovative, reliable, and cost-effective solutions, tailored to customer budgets, timelines, and environmental pressures. For more information, visit powerlineplus.com.

Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com

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